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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported)        December 29, 1995
                                                --------------------------------


                               QUADRAX CORPORATION
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                (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-16052                  05-0420158
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(State or Other Jurisdiction     (Commission File Number)    (IRS Employer of
    of Incorporation)                                       Identification No.)


300 High Point Avenue,                                    Portsmouth, RI  02871
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (401) 683-6600
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                                Not Applicable
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        (Former Name or Former Address, If Changed Since Last Report.)

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Item 2.  Acquisition Or Disposition Of Assets


On December 29, 1995, Quadrax Corporation (the "Company") completed its acquisition of Lion Golf of Oregon, Inc., an Oregon corporation ("Lion Golf"), pursuant to the terms of a Stock Purchase Agreement for the purchase and sale of common stock dated as of November 15, 1995 (see Exhibit 2.1).

Pursuant to the Lion Golf Stock Purchase Agreement, the Company acquired all of the outstanding stock from its principal stockholder, Robert Cole, and 5 minority stockholders. As consideration for this stock, the Company issued Mr. Cole an Unsecured Promissory Note of $1.25 million (see Exhibit 2.2) and issued to the remaining minority stockholders an aggregate of 50,000 shares of common stock restricted.

The Unsecured Promissory Note issued to Mr. Cole is payable only out of profits generated by Lion Golf, which will be merged with the Company's existing McManis Sports Associates golf business, as well as the Wimbledon tennis operations. The Note is payable in five years in equal annual installments, not to exceed 30% of profits in any year. Mr. Cole also converted a demand note for $270,000 into a subordinated term note payable out of 20% of pre-tax profits after payment of installments due on the Unsecured Promissory Note (see
Exhibit 2.3). Mr. Cole and his son, Jim, have agreed to remain as Chief Executive Officer and President, respectively, for five-year terms, pursuant to Employment Agreements (see Exhibits 2.4 and 2.5). Also, in connection with the acquisition, the Company also agreed to guarantee a $1,000,000 accounts receivables/inventory financing line extended to Lion Golf by its bank. The Quadrax guarantee is subordinate to Mr. Cole's continuing guaranty of the line. As of the closing, the outstanding balance due under the line was approximately $830,000.

Lion Golf is a privately-held brand marketer of value priced golf clubs and related equipment. Revenues for 1995 fiscal year are expected in the aggregate of $3.0 million.


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ITEM 7.  Financial Statements Pro Forma Financial Information and Exhibits.


     (a)  Financial Statements of Businesses Acquired.

             Not required.


     (b)  Pro Forma Financial Information.

             Not required.


     (c)  Exhibits.

        2.1 Stock Purchase Agreement dated November 15, 1995 between the Selling Stockholders of Lion Golf of Oregon, Inc. named therein and the Company.

        2.2 Unsecured Promissory Note dated December 29, 1995 between the Company and Robert K. Cole.

        2.3 Debt Repayment Note dated December 29, 1995 between Lion Golf of Oregon, Inc. and Robert K. Cole.

        2.4 Employment Agreement dated December 29, 1995 between Lion Golf of Oregon, Inc. and Robert K. Cole.

        2.5 Employment Agreement dated December 29, 1995 between Lion Golf of Oregon, Inc. and James Cole.

        2.6    Press Release dated January 3, 1996.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Quadrax Corporation


     January 15, 1995                   /s/  James J. Palermo
-------------------------------         --------------------------------------
         (Date)                         James J. Palermo, Chairman and
                                        Chief Executive Officer


     January 15, 1995                   /s/  Edward A. Stoltenberg
-------------------------------         --------------------------------------
         (Date)                         Edward A. Stoltenberg, Chief
                                        Financial Officer and Principal
                                        Accounting Officer
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
                                 Exhibits Index



                                                                     Page Number in
 Exhibit                                                              Sequentially
 Number                           Description                        Numbered Copy
 -------                          -----------                        --------------
 2.1         Stock Purchase Agreement dated November 15, 1995
             between the Selling Stockholders of Lion Golf of
             Oregon, Inc. named therein and the Company.

 2.2 Unsecured Promissory Note dated December 29, 1995 between the Company and Robert K. Cole.

 2.3         Debt Repayment Note dated December 29, 1995 between
             Lion Golf of Oregon, Inc. and Robert K. Cole

 2.4         Employment Agreement dated December 29, 1995 between
             Lion Golf of Oregon, Inc. and Robert K. Cole.

 2.5         Employment Agreement dated December 29, 1995 between
             Lion Golf of Oregon, Inc. and James Cole.

 2.6         Press Release dated January 3, 1996.
